EXHIBIT 99.1


     GUARANTEE, dated as of December 15, 1994, made by Viacom Inc., a Delaware corporation (the "Guarantor"), in favor of the holders of the 7-1/4% Senior Notes due 2002 of Paramount Communications Inc. ("Paramount"), the 8-1/4% Senior Debentures due 2022 of Paramount, the 7-1/2% Senior ntures due 2023 of Paramount and the 5-7/8% Senior Notes due 2000 of Paramount (collectively, the "Debt Securities").


                                  WITNESSETH:
                                  -----------

     SECTION 1. Guarantee. The Guarantor hereby unconditionally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the principal of, premium, if any, and interest on the Debt Securities (the "Obligations"), according to the terms of s Debt Securities and as more fully described in the Indenture dated as of October 9, 1986, between Paramount (as successor to Gulf & Western Inc.) and The Bank of New York (the "Trustee"), as trustee, as supplemented by the First Supplemental Indenture dated as of August 13, 1992 between Param ount and the Trustee, and as further supplemented by the Second Supplemental Indenture dated as of June 30, 1993 between Paramount and the Trustee (as amended, modified or otherwise supplemented from time to time, collectively referred to herein as the "Indenture").

     SECTION 2. Guarantee Absolute. The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Indenture, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of holder of the Debt Securities with respect thereto. The liability of the Guarantor under this Guarantee shall be absolute and unconditional irrespective of:

     (i) any lack of validity or enforceability of any of the Indenture or any other agreement or instrument relating thereto;

    (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from any of the Indenture;

   (iii) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations; or

    (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Paramount, or a guarantor.



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     SECTION 3. Waiver.  The  Guarantor  hereby waives  diligence,  presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of Paramount, any right to require a proceeding filed first against Paramount, protest or notice with respect to the Debt Se ties or the indebtedness evidenced thereby and all demands whatsoever.

     SECTION 4. No Waiver; Remedies. No failure on the part of any holder of the Debt Securities to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further rcise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 5. Continuing Guarantee; Transfer of Interest. This Guarantee is a continuing guaranty and shall (i) remain in full force and effect until the earliest to occur of (A) the date on which the Guarantor shall consolidate with or merge into Paramount or any successor thereto, the date on which Paramount or any successor thereto shall consolidate with or merge into the Guarantor and (C) payment in full of the Obligations, (ii) be binding upon the Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by any holder of Debt Securi ties, the Trustee, and by their respective successors, transferees, and assigns.

     SECTION 6. Reinstatement. This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by any holder of the Debt Securities or the Trustee upon the insolvency, ba ptcy or reorganization of Paramount or otherwise, all as though such payment had not been made.

     SECTION 7. Amendment. The Guarantor may amend this Guarantee at any time for any purpose without the consent of the Trustee or any holder of the Debt Securities.

     SECTION 8. Governing Law. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PROVISIONS THEREOF RELATING TO CONFLICT OF LAWS.



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     IN WITNESS  WHEREOF,  the  Guarantor  has caused this  Guarantee to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                        VIACOM INC.


                                        By: /s/ GEORGE S. SMITH, JR
                                           ------------------------------------
                                            Name:  George S. Smith, Jr.
                                            Title: Senior Vice President,
                                                   Chief Financial Officer


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